UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2023

ReWalk Robotics Ltd.

(Exact name of registrant as specified in its charter)

Israel	001-36612	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 Hatnufa St., Floor 6, Yokneam Ilit, Israel		2069203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +972.4.959.0123

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value NIS 0.25	RWLK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company The Nasdaq Stock Market LLC

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 6, 2023, ReWalk Robotics Ltd. (“ReWalk” or the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that, based upon the Company’s non-compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a) (the “Bid Price Rule”) as of October 5, 2023, the Company’s securities were subject to delisting unless the Company timely requests a hearing before the Nasdaq Hearings Panel (the “Panel”). The Company plans to request a hearing before the Panel, which will stay any further action by Nasdaq at least until the Company’s hearing before the Panel and the expiration of any extension the Panel may grant to the Company following the hearing. The Company’s securities will continue to trade on Nasdaq under the symbol “RWLK” at least pending the conclusion of the Nasdaq hearing process.

At the hearing, the Company will present its plan to regain compliance with the Bid Price Rule.  The Company plans to request an extension to allow for additional time for the finalization and implementation of the home health rule administrative proposal by the Centers for Medicare & Medicaid Services (“CMS”) that explicitly would include exoskeletons within a Medicare benefit category.  Finalization and implementation of this rule could help to significantly expand the Company’s addressable market in the United States for its personal exoskeleton product.  Based on historical experience, the Company expects the final rule to be published in November 2023 and to take effect on January 1, 2024.  The Company’s compliance plan may also include the implementation of a reverse stock split should such action be deemed necessary to maintain the Company’s listing on Nasdaq. There can be no assurance, however, that the Panel will grant the Company’s request for continued listing or that the Company will evidence compliance with the Bid Price Rule prior to the expiration of any extension that may be granted by the Panel.

As previously disclosed, on October 10, 2022, the Staff notified the Company that it failed to satisfy the minimum $1.00 closing bid price threshold for the previous 30-consecutive business day period. In accordance with the Nasdaq Listing Rules, the Company was granted two consecutive 180-calendar day grace periods to regain compliance with the Bid Price Rule, which ultimately expired on October 5, 2023. The Company did not regain compliance by October 5, 2023, which resulted in the Staff’s issuance of the October 6, 2023, determination.

For more information regarding the consequences of a potential delisting, see “Part II, Item 1A. Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023, as amended on May 1, 2023.

Forward-Looking Statements

In addition to historical information, this report contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended. Such forward-looking statements may include projections regarding ReWalk’s future performance and other statements that are not statements of historical fact and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. For example, statements regarding ReWalk’s intent or ability to regain compliance with Nasdaq’s minimum bid price requirement are forward-looking, and there can be no assurance that ReWalk will regain compliance with the minimum bid price requirement or otherwise meet Nasdaq compliance standards in the future, that the Company will file timely for a hearing with Nasdaq, or that Nasdaq will grant ReWalk any relief from delisting as necessary or whether ReWalk can ultimately meet applicable Nasdaq requirements for any such relief. The forward-looking statements contained in this report are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements are more fully discussed in ReWalk’s periodic filings with the Securities and Exchange Commission (“SEC”), including the risk factors described under the heading “Risk Factors” in ReWalk’s annual report on Form 10-K and 10-K/A for the year ended December 31, 2022 filed with the SEC and other documents subsequently filed with or furnished to the SEC. Any forward-looking statement made in this report speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ReWalk Robotics Ltd.
Dated: October 12, 2023	By:	/s/ Michael Lawless
	Name:	Michael Lawless
	Title:	Chief Financial Officer